                                                                  EXHIBIT (i)(2)


               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]

                                November 30, 2007

Van Kampen Tax Free Trust
522 Fifth Avenue
New York, New York 10036

          Re:  Post-Effective amendment No. 57 to the
               Registration Statement on Form N-1A for the
               Van Kampen Tax Free Trust -- Registration Statement on Form N-1A (File Nos. 2-99715 and 811-4386)

          We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP